As filed with the Securities and Exchange Commission on April 5 1995

                                                 Registration No. 33-
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                       UNIFORCE TEMPORARY PERSONNEL, INC.
- --------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    NEW YORK
- --------------------------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                   13-1996648
- --------------------------------------------------------------------------------
                      (I.R.S. employer identification no.)

                 1335 JERICHO TURNPIKE, NEW HYDE PARK, NY 11040
- --------------------------------------------------------------------------------
              (Address of principal executive offices) (Zip Code)

                       UNIFORCE TEMPORARY PERSONNEL, INC.
                             1991 STOCK OPTION PLAN
                          DIRECTORS' STOCK OPTION PLAN
- --------------------------------------------------------------------------------
                            (Full title of the plan)

                                  John Fanning
                       Uniforce Temporary Personnel, Inc.
                              1335 Jericho Turnpike
                          NEW HYDE PARK, NEW YORK 11040
- --------------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (516) 437-3300
- --------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

=======================================================================================================
                                                     Proposed               Proposed
          Title of                                    maximum               maximum
         securities               Amount             offering              aggregate        Amount of
            to be                  to be             price per              offering      registration
         registered             registered             share                 price             fee
- -------------------------------------------------------------------------------------------------------
Common stock,                 200,000 shares
$.01 par value                   (1)(2)(3)           $9.74406            $1,948,812          $672.00
- -------------------------------------------------------------------------------------------------------

Common stock,                 100,000 shares
$.01 par value                    (1)(4)             $10.30(4)           $1,030,000(4)       $355.17
=======================================================================================================

(1) Pursuant to Rule 416, an indeterminate number of shares of Common Stock that may become issuable pursuant to antidilution provisions of the 1991 Stock Option Plan (the "1991 Plan") and the Directors' Stock Option Plan (the "Directors' Plan") are also being registered.
(2) The Registrant previously filed a Registration Statement on Form S-8 (Registration No. 33-47831) relating to 300,000 shares with respect to which options have been granted under the 1991 Plan.
(3) Includes 30,375 shares with respect to which options have been granted under the 1991 Plan at an average exercise price of $9.71 per share. An additional 169,625 shares are to be offered at prices not presently determined. Pursuant to Rule

      457(g) and (h), the offering price for these additional shares is estimated solely for the purpose of determining the registration fee and is based on $9.75, the per share average of high and low sale prices of the Common Stock as reported by the Nasdaq National Market ("Nasdaq") for trading on April 4, 1995.

(4) Includes 20,000 shares with respect to which options have been granted under the Directors' Plan at an average exercise price of $11.50 per share. An additional 80,000 shares are to be offered at prices not presently determined. Pursuant to Rule 457(g) and (h), the offering price for these additional shares is estimated solely for the purpose of determining the registration fee and is based on the $10.00, the per share average of high and low sales prices of the Common Stock as reported by Nasdaq for trading on March 30, 1995.

                   SUBJECT TO COMPLETION, DATED APRIL 5, 1995

PROSPECTUS

                                  20,000 SHARES

                                   UNIFORCE(R)
                            TEMPORARY PERSONNEL, INC.
                          Common Stock ($.01 par value)


         This Prospectus relates to the reoffer and resale by certain selling shareholders (the "Selling Shareholders") of shares (the "Shares") of the Common Stock, $.01 par value (the "Common Stock"), of Uniforce Temporary Personnel, Inc. (the "Company") issued by the Company to the Selling Shareholders upon the exercise of outstanding stock options granted under the Company's Directors' Stock Option (the "Directors' Plan"). This Prospectus also relates to the reoffer and resale of Shares underlying options which may be granted to "affiliates" (the "Future Selling Shareholders") of the Company as defined in Rule 405 of the Securities Act of 1933, as amended (the "Securities Act") upon the exercise of outstanding stock options to be granted under the Directors' Plan and the Company's 1991 Stock Option Plan (the "1991 Plan"). If and when such options are granted to the Future Selling Shareholders, the Company intends to distribute a Prospectus Supplement as required by Rule 424(b) of the Securities Act. Such Prospectus Supplement will specify the names of the Future Shareholders and the amount of Shares to be reoffered and sold.

         The offer and sale of the Shares to the Selling Shareholders and the Future Selling Shareholders were previously registered under the Securities Act. The Shares are being reoffered and resold for the account of the Selling Shareholders and the Future Selling Shareholders and the Company will not receive any of the proceeds from the resale of the Shares.

         The Selling Shareholders have advised the Company that the resale of their Shares may be effected from time to time in one or more transactions in the over-the-counter market, in negotiated transactions or otherwise at market prices prevailing at the time of the sale or at prices otherwise negotiated. See "Plan of Distribution." The Company will bear all expenses in connection with the preparation of this Prospectus.

         The Common Stock of the Company is traded in the Nasdaq National Market ("Nasdaq") under the symbol "UNFR." On April 4, 1995, the last sale price for the Common Stock, as reported by Nasdaq, was $9.75.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
            PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                  The date of this Prospectus is April __, 1995.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; Northwestern Atrium Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661; and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

                                TABLE OF CONTENTS



AVAILABLE INFORMATION...................................................... 2

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................ 3

GENERAL INFORMATION........................................................ 4

USE OF PROCEEDS............................................................ 4

SELLING SHAREHOLDERS....................................................... 4

PLAN OF DISTRIBUTION....................................................... 4

LEGAL MATTERS.............................................................. 5

EXPERTS.................................................................... 5

ADDITIONAL INFORMATION..................................................... 5

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


         The Company's Annual Report on Form 10-K for the year ended December 31, 1994 is incorporated by reference in this Prospectus and shall be deemed to be a part hereof. All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, are deemed to be incorporated by reference in this Prospectus and shall be deemed to be a part hereof from the date of filing of such documents.

         The Company's Application for Registration of its Common Stock under
Section 12(g) of the Exchange Act filed on April 20, 1984 is incorporated by reference in this Prospectus and shall be deemed to be a part hereof.

         The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents. Written requests for such copies should be directed to Uniforce Temporary Personnel, Inc. at 1335 Jericho Turnpike, New Hyde Park, New York 11040, Attention: Diane J. Geller, Secretary. Oral requests should be directed to such officer (telephone number (516) 437-3300).

                      ------------------------------------

         No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer made hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any Selling Shareholder. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to any person in any state or other jurisdiction in which such offer or solicitation is unlawful. The delivery of this Prospectus at any time does not imply that information contained herein is correct as of any time subsequent to its date.

                               GENERAL INFORMATION

         The Company's core business is the granting of licenses to operate offices and the operation of offices that provide supplemental staffing services to businesses, educational institutions, professional and service organizations, federal, state and local governmental agencies and others in the United States. The Company offers specialized product lines at several of its Company-owned and licensed offices, including Information Services, office automation and medical support services. The Company also supplies payroll, billing and/or financial support services to independent supplemental staffing firms, provides temporary laboratory staffing support to the scientific community and provides confidential consulting and payrolling, permitting clients to utilize the services of former 1099 independent contractors and consultants.

         The Company's principal executive offices are located at 1335 Jericho Turnpike, New Hyde Park, New York 11040. The Company's telephone number at such location is (516) 437-3300.

         The Shares offered hereby were or will be purchased by the Selling Shareholders or the Future Selling Shareholders upon exercise of options granted to them under the Directors' Plan and the 1991 Plan and will be sold for the account of the Selling Shareholders and the Future Selling Shareholders.

                                 USE OF PROCEEDS

         The Company will not receive any of the proceeds from the reoffer and resale of the Shares by the Selling Shareholders and the Future Selling Shareholders.

                              SELLING SHAREHOLDERS

         This Prospectus relates in part, to the reoffer and resale of Shares issued or that may be issued to the Selling Shareholders under the Directors' Plan.

         The following table sets forth (i) the number of shares of Common Stock owned by each Selling Shareholder at March 31, 1995, (ii) the number of Shares to be offered for resale by each Selling Shareholder and (iii) the number and percentage of shares of Common Stock to be held by each Selling Shareholder after completion of the offering.

                                                                                                    Number of shares of
                                                                                                       Common Stock/
                                                                                Number of          Percentage of Class to
                                                 Number of shares of          Shares to be             be Owned After
                                                Common Stock Owned at          Offered for           Completion of the
                   Name                             March 31, 1995               Resale                   Offering
- ----------------------------------------      ------------------------     -----------------     ------------------------
                                                                                   (1)
John H. Brinckerhoff III(3)..............                 1,000                   5,000               1,000/(2)

Gordon Robinett(4).......................                14,000                   5,000              14,000/(2)

Daniel Raynor(5).........................                     0                   5,000                  0

Joseph A. Driscoll(6)....................                 1,000                   5,000               1,000/(2)

(1) Consists of shares of Common Stock underlying options which are not exercisable within 60 days of March 31, 1995.
(2) Less than 1% of the number of outstanding shares of Common Stock at March 31, 1995.
(3)   Mr. Brinckerhoff has been a Director of the Company since 1983.
(4)   Mr. Robinett has been a Director of the Company since 1981.
(5)   Mr. Raynor has been a Director of the Company since 1991.
(6)   Mr. Driscoll has been a Director of the Company since 1992.

                              PLAN OF DISTRIBUTION

         It is anticipated that all of the Shares will be offered by the Selling Shareholders from time to time in the open market, either directly or through brokers or agents, or in privately negotiated transactions. The Selling Shareholders have advised the Company that they are not parties to any agreement, arrangement or understanding as to such sales.

                                  LEGAL MATTERS

         Certain legal matters in connection with the issuance of the Shares offered hereby have been passed upon for the Company by Messrs. Olshan Grundman Frome & Rosenzweig, 505 Park Avenue, New York, New York 10022.

                                     EXPERTS

         The consolidated financial statements of Uniforce Temporary Personnel, Inc., and subsidiaries as of December 31, 1994 and 1993 and for each of the years in the three-year period ended December 31, 1994 have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP refers to a change in the method of accounting for income taxes.

                             ADDITIONAL INFORMATION

         The Company has filed with the Securities and Exchange Commission a Registration Statement on Form S-8 under the Securities Act with respect to the Shares offered hereby. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance, reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.           INCORPORATION OF DOCUMENTS REFERENCE

                  The following documents filed by Uniforce Temporary Personnel, Inc. (the "Company") with the Securities and Exchange Commission are incorporated herein by reference:

                  1. The Company's Annual Report on Form 10-K for the year ended December 31, 1994.

                  2. The description of the Company's Common Stock, $.01 par value, in the Company's Registration Statement on Form 8-A filed April 20, 1984.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the effective date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 4.           DESCRIPTION OF SECURITIES

                  Not applicable.

ITEM 5.           INTEREST OF NAMED EXPERTS AND COUNSEL

                  Not applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  Except as hereinafter set forth, there is no statute, charter provision, by-law, contract or other arrangement under which any controlling person, director or officer of the Company is insured or indemnified in any manner against liability which he may incur in his capacity as such.

                  The Company's authority to indemnify its directors and officers is governed by the provisions of Sections 721 to 726 of the New York Business Corporation Law, as follows:

                  Section 721 Nonexclusivity of Statutory Provisions for Indemnification of Directors and Officers -- The indemnification and advancement of expenses granted pursuant to, or provided by, this article shall not be deemed exclusive of any other rights to which a director or officer seeking indemnification or advancement of expenses may be entitled, whether contained in the certificate of incorporation or the by-laws or, when authorized by such certificate of incorporation or by-laws, (i) a resolution of shareholders, (ii) a resolution of directors, or (iii) an agreement providing for such indemnification, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled. Nothing contained in this article shall affect any rights to indemnification to which corporate personnel other than directors and officers may be entitled by contract or otherwise under law.

                  Section 722 Authorization for Indemnification of Directors and Officers -- (a) A corporation may indemnify any person, made, or threatened to be made, a party to an action or proceeding other than one by or in the right of the corporation to procure a judgment in its favor, whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

                           (b)      The termination of any such civil or
criminal action or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that any such director or officer did not act, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation or that he had reasonable cause to believe that his conduct was unlawful.

                           (c)      A corporation may indemnify any person made,
or threatened to be made, a party to an action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type or kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation, except that no indemnification under this paragraph shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

                           (d)      For the purpose of this section, a
corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered fines; and action taken or omitted by a person with respect to an employee benefit plan in the performance of such person's duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.

                  Section 723 Payment of Indemnification Other Than By Court Award -- (a) A person who has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in section 722 shall be entitled to indemnification as authorized in such section.

                           (b)      Except as provided in paragraph (a), any
indemnification under section 722 or otherwise permitted by section 721, unless ordered by a court under section 724 (Indemnification of directors and officers by a court), shall be made by the corporation, only if authorized in the specific case:

                                    (1)     By the board acting by a quorum
consisting of directors who are not parties to such action or proceeding upon a finding that the director or officer has met the standard of conduct set forth in section 722 or established pursuant to section 721, as the case may be, or,

                                    (2)     If a quorum under subparagraph (1)
is not obtainable or, even if obtainable, a quorum of disinterested directors so directs;

                                            (A)      By the board upon the
opinion in writing of independent legal counsel that indemnification is proper in the circumstances because the applicable standard of conduct set forth in such sections has been met by such director or officer, or

                                            (B)      By the shareholders upon a
finding that the director or officer has met the applicable standard of conduct set forth in such sections.

                                            (C)      Expenses incurred in
defending a civil or criminal action or proceeding may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount as, and to the extent, required by paragraph (a) of section 725.

                  Section 724 Indemnification of Directors and Officers by a Court -- (a) Notwithstanding the failure of a corporation to provide indemnification, and despite any contrary resolution of the board or of the shareholders in the specific case under section 723 (Payment of indemnification other than by court award), indemnification shall be awarded by a court to the extent authorized under section 722 (Authorization for indemnification of directors and officers), and paragraph (a) of section 723. Application therefor may be made, in every case, either:

                                    (1)     In the civil action or proceeding in
which the expenses were incurred or other amounts were paid, or

                                    (2)     To the supreme court in a separate
proceeding, in which case the application shall set forth the disposition of any previous application made to any court for the same or similar relief and also reasonable cause for the failure to make application for such relief in action or proceeding in which the expenses were incurred or other amounts were paid.

                           (b)      The application shall be made in such manner
and form as may be required by the applicable rules of court or, in the absence thereof, by direction of a court to which it is made. Such application shall be upon notice to the corporation. The court may also direct that notice be given at the expense of the corporation to the shareholders and such other persons as it may designate in such manner as it may require.

                           (c)      Where indemnification is sought by judicial
action, the court may allow a person such reasonable expenses, including attorneys' fees, during the pendency of the litigation as are necessary in connection with his defense therein, if the court shall find that the defendant has by his pleadings or during the course of the litigation raised genuine issues of fact or law.

                  Section 725 Other Provisions Affecting Indemnification of Directors and Officers -- (a) All expenses incurred in defending a civil or criminal action or proceeding which are advanced by the corporation under paragraph (c) of section 723 (Payment of indemnification other than by court award) or allowed by a court under paragraph (c) of section 724 (Indemnification of directors and officers by a court) shall be repaid in case the person receiving such advancement or allowance is ultimately found, under the procedure set forth in this article, not to be entitled to indemnification or, where indemnification is granted, to the extent the expenses so advanced by the corporation or allowed by the court exceed the indemnification to which he is entitled:

                           (b)      No indemnification, advancement or allowance
shall be made under this article in any circumstance where it appears:

                                    (1)     That the indemnification would be
inconsistent with the law of the jurisdiction of incorporation of a foreign corporation which prohibits or otherwise limits such indemnification;

                                    (2)     That the indemnification would be
inconsistent with a provision of the certificate of incorporation, a by-law, a resolution of the board or of the shareholders, an agreement or other proper corporate action, in effect at the time of the accrual of the alleged cause of action asserted in the threatened or pending action or proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

                                    (3)     If there has been a settlement
approved by the court, that the indemnification would be inconsistent with any condition with respect to indemnification expressly imposed by the court in approving the settlement.

                           (c)      If any expenses or other amounts are paid by
way of indemnification, otherwise than by court order or action by the shareholders, the corporation shall, not later than the next annual meeting of shareholders unless such meeting is held within three months from the date of such payment, and in any event, within fifteen months from the date of such payment, mail to its shareholders of record at the time entitled to vote for the election of directors a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

                           (d)      If any action with respect to
indemnification of directors and officers is taken by way of amendment of the by-laws, resolution of directors, or by agreement, then the corporation shall, not later than the next annual meeting of shareholders, unless such meeting is held within three months from the date of such action, and, in any event, within fifteen months from the date of such action, mail to its shareholders of record at the time entitled to vote for the election of directors a statement specifying the action taken.

                           (e)      Any notification required to be made
pursuant to the foregoing paragraph (c) or (d) of this section by any domestic mutual insurer shall be satisfied by compliance with the corresponding provisions of section one thousand two hundred sixteen of the insurance law.

                           (f)      The provisions of this article relating to
indemnification of directors and officers and insurance therefor shall apply to domestic corporations and foreign corporations doing business in this state, except as provided in section 1320 (Exemption from certain provisions).

                  Section 726 Insurance for Indemnification of Directors and Officers -- (a) Subject to paragraph (b), a corporation shall have power to purchase and maintain insurance:

                                    (1)     To indemnify the corporation for any
obligation which it incurs as a result of the indemnification of directors and officers under the provisions of this article, and

                                    (2)     To indemnify directors and officers
in instances in which they may be indemnified by the corporation under the provisions of this article, and

                                    (3)     To indemnify directors and officers
in instances in which they may not otherwise be indemnified by the corporation under the provisions of this article provided the contract of insurance covering such directors and officers provides, in a manner acceptable to the superintendent of insurance, for a retention amount and for co-insurance.

                           (b)      No insurance under paragraph (a) may provide
for any payment, other than cost of defense, to or on behalf of any director or officer.

                                    (1)     if a judgment or other final
adjudication adverse to the insured director or officer establishes that his acts of active and deliberate dishonesty were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled, or

                                    (2)     in relation to any risk the
insurance of which is prohibited under the insurance law of this state.

                           (c)      Insurance under any or all subparagraphs of
paragraph (a) may be included in a single contract or supplement thereto. Retrospective rated contracts are prohibited.

                           (d)      The corporation shall, within the time and
to the persons provided in paragraph (c) of section 725 (Other provisions affecting indemnification of directors or officers), mail a statement in respect of any insurance it has purchased or renewed under this section, specifying the insurance carrier, date of the contract, cost of the insurance, corporate positions insured, and a statement explaining all sums, not previously reported in a statement to shareholders, paid under any indemnification insurance contract.

                           (e)      This section is the public policy of this
state to spread the risk of corporate management, notwithstanding any other general or special law of this state or of any other jurisdiction including the federal government.

                       ----------- ------------ ----------

                  The Company's certificate of incorporation provides that the personal liability of the directors of the Company to the Company or its shareholders for damages for any breach of duty as directors, is eliminated to the fullest extent permitted by the Business Corporation Law of the State of New York. The Company's certificate of incorporation also provides that the Company shall, to the fullest extent permitted by Sections 722 and 723 of the New York Business Corporation Law, indemnify any and all persons whom it shall have power to indemnify under said sections from and against any and all of the expenses, liabilities or other matters referred to in or covered by said sections, exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of shareholders or directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to persons who have ceased to be directors, officers, employees or agents and shall inure to the benefit of the heirs, executors and administrators of such persons.

                  The Company's by-laws provide for indemnification of the Company's directors and officers to the fullest extent permitted by the laws of the State of New York and permit the Company to enter into indemnity agreements with its officers and directors (the "Indemnity Agreements"). The Company has entered into Indemnity Agreements with John Fanning, Rosemary Maniscalco, Harry
V. Maccarrone, John H. Brinckerhoff III, Gordon Robinett, Daniel Raynor, Joseph
A. Driscoll and Diane J. Geller. The Indemnity Agreements provide that the Company shall indemnify such officers or directors from and against any and all liabilities, costs and expenses, amounts of judgments, fines, penalties and amounts paid in settlement of or incurred in defense of any settlement in connection with any threatened, pending or completed claim, action, suit or proceeding in which such persons are a party, or which may be asserted against them by reason of their being or having been an officer or director of the Company (the "Losses"), unless it is determined that such officers and directors did not act in good faith and for a purpose which they reasonably believed to be in, or in the case of service to an entity related to the Company, not opposed to, the best interests of the Company and, in the case of a criminal proceeding or action, that they had reasonable cause to believe that their conduct was unlawful. No indemnification may be made under the Indemnity Agreements for Losses incurred by such officers or directors who are parties to any proceeding or action by or in the right of the Company to procure a judgment in its favor in respect of (i) any claim, issue or matter as to which such officers or directors shall have been adjudged liable to the Company or (ii) any threatened or pending action to which such officers or directors are a party or are threatened to be made a party which is settled or otherwise disposed of, unless any court in which such action or proceeding is brought or any court of competent jurisdiction shall determine that, in view of all of the circumstances, such officers or directors are reasonably entitled to indemnity. Such indemnification shall be in addition to any other rights to which such officers or directors may be entitled under any law, charter provision, by-law, agreement, vote of shareholders or otherwise.

                  The Company maintains a $1,000,000 directors and officers liability insurance policy.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

                  Not Applicable.

ITEM 8.           EXHIBITS.

                  EXHIBIT INDEX

EXHIBIT

         *4(a) Uniforce Temporary Personnel, Inc. 1991 Stock Option Plan, as amended through December 7, 1993, incorporated by reference to
                  Exhibit 10(d) to the Company's Annual Report on Form 10-K for the year ended December 31, 1993.

         *4(b) Forms of agreements under 1991 Stock Option Plan, incorporated by reference to Exhibit 4(b) to the Company's Registration Statement on Form S-8 (Registration No. 33-47831).

         4(c)     Directors' Stock Option Plan.

         4(d)     Forms of agreements under the Directors' Stock Option Plan.

         5 Opinion of Olshan Grundman Frome & Rosenzweig with respect to the securities registered hereunder.

     23(a)        Consent of KPMG Peat Marwick LLP

     23(b)        Consent of Olshan Grundman Frome & Rosenzweig (included within
                  Exhibit 5)


* Previously filed


ITEM 9.           UNDERTAKINGS

                  The undersigned registrant hereby undertakes:

                           a.       To file, during any period in which offers
or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                           b.       That, for the purpose of determining any
liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           c.       To remove from registration by means of a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against each such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of North Hempstead, State of New York, on this 31st day of March, 1995.

                                    UNIFORCE TEMPORARY PERSONNEL, INC.
                                             (Registrant)

                                    By:  /S/ JOHN C. FANNING
                                         ---------------------------------------
                                         John C. Fanning, Chairman of the Board,
                                         President and Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

     SIGNATURE                         TITLE                     DATE

/S/ JOHN C. FANNING              Chairman of the Board,
- ----------------------------     President and Chief
(John C. Fanning)                Executive Officer               March 31, 1995


/S/ ROSEMARY MANISCALCO          Executive Vice President,
- ----------------------------     Chief Operating Officer
(Rosemary Maniscalco)            and Director                    March 31, 1995


                                 Vice President-Finance,
                                 Treasurer, Principal
/S/ HARRY V. MACCARRONE          Financial and Chief
- ----------------------------     Accounting Officer and
(Harry V. Maccarrone)            Director                        March 31, 1995



/S/ JOHN H. BRINCKERHOFF III
- ----------------------------
(John H. Brinckerhoff III)       Director                        March 31, 1995



/S/ GORDON ROBINETT
- ----------------------------
(Gordon Robinett)                Director                        March 31, 1995



/S/ DANIEL RAYNOR
- ----------------------------
(Daniel Raynor)                  Director                        March 31, 1995



/S JOSEPH A. DRISCOLL
- ----------------------------
(Joseph A. Driscoll)             Director                        March 31, 1995

THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of North Hempstead, State of New York, on March __, 1995.

                                   UNIFORCE TEMPORARY PERSONNEL, INC.
                                   1991 STOCK OPTION PLAN
                                   ----------------------------------
                                               (Plan)


                                   By: /S/ JOHN H. BRINCKERHOFF III
                                       ----------------------------
                                       John H. Brinckerhoff III,
                                       Member of Stock Option
                                       Committee


                                   By: /S/ GORDON ROBINETT
                                       ----------------------------
                                       Gordon Robinett,
                                       Member of Stock Option
                                       Committee



                                   By: /S/ DANIEL RAYNOR
                                       ----------------------------
                                       Daniel Raynor,
                                       Member of Stock Option
                                       Committee